                                                                    Exhibit 14.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form F-4 No. 333-121220) of Mittal Steel Company N.V. (formerly Ispat International N.V.) and in the related Prospectus and in the Registration Statement (Form S-8 No. 333-107102) pertaining to the Ispat International N.V. Global Stock Option Plan, of our report dated February 9, 2005, with respect to the consolidated financial statements of Mittal Steel Holdings N.V. and subsidiaries, included in this Annual Report (Form 20-F) for the year ended December 31, 2004.

Rotterdam, The Netherlands
March 28, 2005

/s/ Ernst & Young Accountants